EXHIBIT 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the use in this Registration Statement on Form SB-2 of Knobias, Inc. (formerly Consolidated Travel Systems, Inc.) of our report, dated December 29, 2004, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the captions "Experts" in such Prospectus.

/s/ Horne CPA Group
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Jackson, Mississippi
December 29, 2004